UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 19, 2007 (March 13, 2007)

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501

(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the 2004 Executive Performance Plan of Barnes & Noble, Inc. (the “Company”), the Compensation Committee of the Company’s Board of Directors has certified the attainment of previously-established targeted performance criteria for purposes of determining bonuses for the Company’s fiscal year ended February 3, 2007 to be paid to the Company’s top executive officers. The performance criteria were based on earnings before interest, taxes, depreciation and amortization, either on a consolidated or bookstores only basis, with bonus payments based on a percentage of annual salary. The certified bonuses to the Company’s top executive officers were as follows:

Executive	Title	Bonus

Leonard Riggio	Chairman	$750,000

Stephen Riggio	Chief Executive Officer	$1,200,000

Mitchell S. Klipper	Chief Operating Officer	$1,200,000

Marie J. Toulantis	Chief Executive Officer of Barnes&Noble.com	$975,000

J. Alan Kahn	President of Barnes & Noble Publishing	$330,000

Joseph J. Lombardi	Chief Financial Officer	$360,000

One-half of the bonuses to Leonard Riggio, Stephen Riggio, Mitchell S. Klipper and Marie J. Toulantis are to paid by the issuance of restricted shares of the Company’s common stock vesting in equal annual installments on the first, second and third anniversaries of March 13, 2007. The restricted shares will be issued as of the close of business on the second business day following the date upon which the Company becomes current in its periodic reporting under the Securities Exchange Act of 1934. Joseph J. Lombardi was also awarded an additional bonus of $240,000.

As a result of the attainment of the pre-established targets, Stephen Riggio, Mitchell S. Klipper and Marie J. Toulantis were also awarded bonuses in the respective amounts of $849,206, $826,088 and $334,603, which amounts are equal to the annual dividend they each would have received on the shares of Company common stock reserved for issuance upon the exercise of their respective Company stock options.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

	By:	/s/ Joseph J. Lombardi

Joseph J. Lombardi
Chief Financial Officer

Date: March 19, 2007

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